Exhibit 99.1

KCS: William H. Galligan, 816-983-1551, bgalligan@kcsouthern.com

Kansas City Southern Reports First Quarter 2016

First Quarter 2016 Results

•	Revenue of $563 million, a decrease of 7% from first quarter 2015.

•	Operating income of $188 million, 5% higher than a year ago. Excluding lease termination costs in 2015, operating income was flat compared to first quarter 2015.

•	Operating ratio of 66.6%, compared with 70.5% in first quarter 2015. Excluding lease termination costs in 2015, adjusted operating ratio decreased 2.3 points compared to first quarter 2015.

•	Diluted earnings per share of $0.99. Adjusted diluted earnings per share of $1.03 for first quarter 2016, which was flat compared to first quarter 2015.

Kansas City, Mo., April 19, 2016. Kansas City Southern (KCS) (NYSE:KSU) reported first quarter 2016 revenues of $563 million. Overall, carload volumes were 5% lower than in first quarter 2015. Excluding the estimated impacts of Mexican peso depreciation and lower U.S. fuel prices, revenue declined 1% compared to the first quarter of 2015.

Operating expenses in the first quarter were $375 million, 12% lower than 2015. Excluding the estimated impacts of Mexican peso depreciation and lower U.S. fuel prices, adjusted operating expenses decreased 3% compared to the first quarter of 2015.

Operating income for the first quarter of 2016 was $188 million, which was flat compared to first quarter 2015 when excluding 2015 lease termination costs. KCS reported a first quarter 2016 operating ratio of 66.6%, a 2.3 point improvement from first quarter 2015, when excluding 2015 lease termination costs. Reported net income in the first quarter of 2016 totaled $108 million, or $0.99 per diluted share, compared with $101 million, or $0.91 per diluted share, in the first quarter of 2015. Excluding the impacts of foreign exchange rate fluctuations and 2015 lease termination costs, adjusted diluted earnings per share for first quarter 2016 was $1.03 which was flat compared to 2015.

“Despite flooding that shut down key portions of our U.S. rail network for over three weeks, KCS delivered solid earnings and operating results,” stated KCS Chief Executive Officer David L. Starling. “That we overcame this very significant challenge while simultaneously scaling costs across the network clearly demonstrates KCS’ ability to react quickly to rapid and unexpected changes to its operating environment.”

GAAP Reconciliations
($ in millions, except per share amounts)

Reconciliation of Diluted Earnings per Share to
Adjusted Diluted Earnings per Share	Three Months Ended March 31, 2016
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$164.9	$56.8	$108.1	$0.99
Adjustments for:
Foreign exchange loss	3.5	1.0	2.5	0.03
Foreign exchange component of income taxes	—	(1.1)	1.1	0.01
Adjusted	$168.4	$56.7	111.7
Less: Noncontrolling interest and preferred
stock dividends			(0.4)
Adjusted net income available to common
stockholders - see (a) below			$111.3	$1.03

	Three Months Ended March 31, 2015
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$151.6	$50.4	$101.2	$0.91
Adjustments for:
Lease termination costs	9.6	2.9	6.7	0.06
Foreign exchange loss	11.6	3.5	8.1	0.07
Foreign exchange component of income taxes	—	1.6	(1.6)	(0.01)
Adjusted	$172.8	$58.4	114.4
Less: Noncontrolling interest and preferred
stock dividends			(0.5)
Adjusted net income available to common
stockholders - see (a) below			$113.9	$1.03

GAAP Reconciliations (continued)
($ in millions)

Reconciliation of Operating Expenses to Adjusted	Three Months Ended
Operating Expenses	March 31,
	2016	2015
Operating expenses as reported	$374.8	$424.9
Adjustment for lease termination costs	—	(9.6)
Adjusted operating expenses - see (b) below	$374.8	$415.3

Operating income as reported	$187.9	$178.2
Adjusted operating income - see (b) below	187.9	187.8

Operating ratio (c) as reported	66.6%	70.5%
Adjusted operating ratio - see (b) and (c) below	66.6%	68.9%

Revenue Change Excluding Estimated Foreign Exchange
and U.S. Fuel Price Impacts
		Change %
Reported revenues for the three months ended March 31, 2016	$562.7
Reported revenues for the three months ended March 31, 2015	603.1
Revenue change	(40.4)	(7%)

Estimated foreign exchange impact	20.1
Estimated U.S. fuel price impact	17.2
Revenue change excluding foreign exchange and U.S. fuel price
impacts - see (d) below	$(3.1)	(1%)

Adjusted Operating Expense Change Excluding Estimated
Foreign Exchange and U.S. Fuel Price Impacts
		Change %
Adjusted operating expenses for the three months ended March 31, 2016	$374.8
Adjusted operating expenses for the three months ended March 31, 2015	415.3
Adjusted operating expense change	(40.5)	(10%)

Estimated foreign exchange impact	17.6
Estimated U.S. fuel price impact	9.4
Adjusted operating expense change excluding foreign exchange and U.S. fuel
price impacts - see (d) below	$(13.5)	(3%)

(a)
The Company believes adjusted diluted earnings per share is meaningful as it allows investors to evaluate the Company's performance for different periods on a more comparable basis by excluding the impact of changes in foreign currency exchange rates and items that are not directly related to the ongoing operations of the Company.

(b)
The Company believes adjusted operating expenses, operating income and operating ratio are meaningful as they allow investors to evaluate the Company's performance for different periods on a more comparable basis by excluding items that are not directly related to the ongoing operations of the Company.

(c)	Operating ratio is calculated by dividing operating expenses by revenues; or in the case of adjusted operating ratio, adjusted operating expenses divided by revenues.

(d)
The Company believes revenue and adjusted operating expense changes excluding foreign exchange and U.S. fuel price impacts are meaningful measures as they allow investors to evaluate the Company's performance for different periods on a more comparable basis by excluding the impacts of fluctuations in foreign currency exchange rates and U.S. fuel price by holding these rates constant between the reporting periods.

Headquartered in Kansas City, Mo., Kansas City Southern (KCS) (NYSE: KSU) is a transportation holding company that has railroad investments in the U.S., Mexico and Panama.  Its primary U.S. holding is KCSR, serving the central and south central U.S.  Its international holdings include Kansas City Southern de Mexico, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal.  KCS’ North American rail holdings and strategic alliances are primary components of a NAFTA Railway system, linking the commercial and industrial centers of the U.S., Mexico and Canada.

This news release contains “forward-looking statements” within the meaning of the securities laws concerning potential future events involving KCS and its subsidiaries, which could materially differ from the events that actually occur.  Words such as “projects,” “estimates,” “forecasts,” “believes,” “intends,” “expects,” “anticipates,” and similar expressions are intended to identify many of these forward-looking statements.  Such forward-looking statements are based upon information currently available to management and management’s perception thereof as of the date hereof.  Differences that actually occur could be caused by a number of external factors over which management has little or no control, including: competition and consolidation within the transportation industry; the business environment in industries that produce and use items shipped by rail; loss of the rail concession of KCS’ subsidiary, Kansas City Southern de México, S.A. de C.V.; the termination of, or failure to renew, agreements with customers, other railroads and third parties; access to capital; disruptions to KCS’ technology infrastructure, including its computer systems; natural events such as severe weather, hurricanes and floods; market and regulatory responses to climate change; legislative and regulatory developments and disputes; rail accidents or other incidents or accidents on KCS’ rail network or at KCS’ facilities or customer facilities involving the release of hazardous materials, including toxic inhalation hazards; fluctuation in prices or availability of key materials, in particular diesel fuel; dependency on certain key suppliers of core rail equipment; changes in securities and capital markets; availability of qualified personnel; labor difficulties, including strikes and work stoppages; insufficiency of insurance to cover lost revenue, profits or other damages; acts of terrorism or risk of terrorist activities; war or risk of war; domestic and international economic, political and social conditions; the level of trade between the United States and Asia or Mexico; fluctuations in the peso-dollar exchange rate; increased demand and traffic congestion; the outcome of claims and litigation involving KCS or its subsidiaries; and other factors affecting the operation of the business.  More detailed information about factors that could affect future events may be found in filings by KCS with the Securities and Exchange Commission, including KCS’ Annual Report on Form 10-K for the year ended December 31, 2015 (File No. 1-4717) and subsequent reports.  Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved.  As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements.  KCS is not obligated to update any forward-looking statements to reflect future events or developments.

Kansas City Southern and Subsidiaries
Consolidated Statements of Income
(In millions, except share and per share amounts)
(Unaudited)
	Three Months Ended
	March 31,
	2016	2015
Revenues	$562.7	$603.1
Operating expenses:
Compensation and benefits	110.1	117.6
Purchased services	50.9	58.1
Fuel	56.8	81.0
Equipment costs	26.7	29.1
Depreciation and amortization	74.3	68.5
Materials and other	56.0	61.0
Lease termination costs	—	9.6
Total operating expenses	374.8	424.9
Operating income	187.9	178.2
Equity in net earnings of affiliates	3.9	4.4
Interest expense	(23.6)	(18.6)
Foreign exchange loss	(3.5)	(11.6)
Other income (expense), net	0.2	(0.8)
Income before income taxes	164.9	151.6
Income tax expense	56.8	50.4
Net income	108.1	101.2
Less: Net income attributable to noncontrolling interest	0.3	0.4
Net income attributable to Kansas City Southern and subsidiaries	107.8	100.8
Preferred stock dividends	0.1	0.1
Net income available to common stockholders	$107.7	$100.7

Earnings per share:
Basic earnings per share	$1.00	$0.91
Diluted earnings per share	$0.99	$0.91

Average shares outstanding (in thousands):
Basic	108,057	110,309
Potentially dilutive common shares	218	218
Diluted	108,275	110,527

Kansas City Southern and Subsidiaries
Revenue & Carload/Units by Commodity - First Quarter 2016 and 2015

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	First Quarter		%	First Quarter		%	First Quarter		%
	2016	2015	Change	2016	2015	Change	2016	2015	Change

Chemical & Petroleum
Chemicals	$50.3	$53.0	(5%)	26.4	29.2	(10%)	$1,905	$1,815	5%
Petroleum	35.0	33.0	6%	20.1	17.4	16%	1,741	1,897	(8%)
Plastics	32.0	28.8	11%	17.8	15.6	14%	1,798	1,846	(3%)
Total	117.3	114.8	2%	64.3	62.2	3%	1,824	1,846	(1%)

Industrial & Consumer Products
Forest Products	64.8	68.5	(5%)	30.5	32.4	(6%)	2,125	2,114	1%
Metals & Scrap	54.3	60.5	(10%)	32.7	31.3	4%	1,661	1,933	(14%)
Other	22.3	17.0	31%	18.7	17.4	7%	1,193	977	22%
Total	141.4	146.0	(3%)	81.9	81.1	1%	1,726	1,800	(4%)

Agriculture & Minerals
Grain	63.2	54.7	16%	35.2	30.8	14%	1,795	1,776	1%
Food Products	34.9	37.0	(6%)	15.7	16.2	(3%)	2,223	2,284	(3%)
Ores & Minerals	4.6	7.0	(34%)	4.8	6.8	(29%)	958	1,029	(7%)
Stone, Clay & Glass	7.3	6.9	6%	3.2	3.0	7%	2,281	2,300	(1%)
Total	110.0	105.6	4%	58.9	56.8	4%	1,868	1,859	—

Energy
Utility Coal	22.8	36.1	(37%)	31.8	40.9	(22%)	717	883	(19%)
Coal & Petroleum Coke	8.2	9.8	(16%)	14.1	13.6	4%	582	721	(19%)
Frac Sand	5.1	14.5	(65%)	4.5	7.7	(42%)	1,133	1,883	(40%)
Crude Oil	5.9	6.2	(5%)	4.8	3.6	33%	1,229	1,722	(29%)
Total	42.0	66.6	(37%)	55.2	65.8	(16%)	761	1,012	(25%)

Intermodal	85.1	95.0	(10%)	225.2	243.3	(7%)	378	390	(3%)

Automotive	41.0	54.4	(25%)	27.2	31.0	(12%)	1,507	1,755	(14%)

TOTAL FOR COMMODITY GROUPS	536.8	582.4	(8%)	512.7	540.2	(5%)	$1,047	$1,078	(3%)

Other Revenue	25.9	20.7	25%

TOTAL	$562.7	$603.1	(7%)